                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                    FORM 8-K


                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 20, 1998



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)



         Delaware                 0-16102               59-2840783
(State or Other Jurisdiction     Commission          (I.R.S. Employer
    Or Incorporation or          File Number          Identification
      Organization)                                       Number)



               1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                    (Address of principal executive offices)


                                 (609)235-6009
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------


     On August 20, 1998, Eastern Environmental Services, Inc. (the "Registrant") consummated the acquisition of Allegro Enterprises, Inc., Regional Recycling, Inc., Lee Bin Containers, Inc., Madison Enterprises, Inc., Frank and Joe Savino Partnership, Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc. and Joseph Savino and Sons, Inc. (collectively, the "Savino Companies") pursuant to the terms of two Agreements and Plans of Reorganization (collectively as the "Agreements"), both dated May 18, 1998 by and among the shareholders of the Savino Companies (collectively, the "Shareholders" or "Sellers") and the Registrant. The description of the acquisition transaction set forth herein is qualified in its entirety by the Agreement and Plans of Reorganization and related amendment which are incorporated as Exhibits 10.1,
10.2 and 10.3

     Pursuant to the Agreements and Plans of Reorganization and related amendment, the Registrant acquired substantially all of the assets of the Savino Companies resulting in the Shareholders receiving approximately 506,000 unregistered shares of the Registrant's common stock, $.01 par value in exchange for all of the outstanding common stock of the Savino Companies. The shares of the Registrant's common stock were valued at $31.50 per share. No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method.

     At the date of closing the Stock Purchase Agreement, the Registrant assumed approximately $10.2 million of outstanding indebtedness of the Company.

     The transaction includes substantially all of the assets and liabilities relating to the operation of the Companies. The acquired assets were used by the Shareholders in the solid waste collection, transfer, recycling and disposal business. The Registrant intends to continue to use the acquired assets for these purposes.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
      Financial Information and Exhibits.
      -----------------------------------


(a) COMBINED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the required combined financial statements of Allegro Enterprises, Inc., Regional Recycling, Inc., Lee Bin Containers, Inc., Madison Enterprises, Inc., Frank and Joseph Savino Partnership, Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc. and Joseph Savino and Sons, Inc. (collectively the "Savino Companies") at the time of the filing of this report. The required combined financial statements of the Savino Companies will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

(b)  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable to provide the required pro forma financial information of Eastern Environmental Services, Inc. at the time of the filing of this report. The pro forma information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(c)  EXHIBITS

10.1 Agreement and Plan of Reorganization dated May 18, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Regional Recycling, Inc., Lee Bin Containers, Inc., Madison Enterprises, Inc., and Joseph and Frank Savino Partnership.

10.2 Agreement and Plan of Reorganization dated May 18, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc., Joseph Savino and Sons, Inc., Lee Bin Containers, Inc., and Joseph and Frank Savino Partnership.

10.3 Amendment dated August 20, 1998 to the Agreements and Plans of Reorganization dated May 18, 1998.

--------------------------------------------------------------------------------

               SIGNATURE
               ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Eastern Environmental Services, Inc.

Date: September 2, 1998        By:  /s/ Gregory M. Krzemien
                                 --------------------------
                              Gregory M. Krzemien, Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
 No.        Description
----        -----------

10.1 Agreement and Plan of Reorganization dated May 18, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Regional Recycling, Inc., Lee Bin Containers, Inc., Madison Enterprises, Inc., and Joseph and Frank Savino Partnership.

10.2 Agreement and Plan of Reorganization dated May 18, 1998, by and between Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc., Joseph Savino and Sons, Inc., Lee Bin Containers, Inc., and Joseph and Frank Savino Partnership.

10.3 Amendment dated August 20, 1998 to the Agreements and Plans of Reorganization dated May 18, 1998.